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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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VISION-SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISION-SCIENCES, INC.
40 Ramland Road South,
Orangeburg, New York 10962

Notice of Annual Meeting of Stockholders
to be Held on August 28, 2008

        The Annual Meeting of Stockholders of Vision-Sciences, Inc. (the "Company") will be held at NASDAQ MarketSite, at 4 Times Square (Broadway, at the corner of 43rd Street), New York, NY 10036, on August 28, 2008 at 10:30 a.m., local time, to consider and act upon the following matters:

  (1)
  To elect Ron Hadani and Katsumi Oneda, as Class II Directors, each to serve for a three-year term;

  (2)
  To ratify the selection of BDO Seidman, LLP as the Company's independent registered public accountants;

  (3)
  To amend the Company's 2003 Director Stock Option Plan; and

  (4)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on July 18, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 40 Ramland Road South, Orangeburg, New York 10962 by contacting our Corporate Secretary.

By Order of the Board of Directors,
/s/ LEWIS C. PELL Lewis C. Pell, Chairman
Orangeburg, New York July 21, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEEDS TO BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

VISION-SCIENCES, INC.

40 Ramland Road South
Orangeburg, New York 10962

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on August 28, 2008

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vision-Sciences, Inc. (the "Company") for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on August 28, 2008 at 10:30 a.m. at NASDAQ MarketSite, at 4 Times Square (Broadway, at the corner of 43rd Street), New York, NY 10036, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to our Corporate Secretary or by voting in person at the Annual Meeting.

        This Proxy Statement and the form of Proxy were mailed to stockholders on or about July 21, 2008.

Voting Securities and Votes Required

        At the close of business on July 18, 2008, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 36,661,899 shares of our Common Stock, $.01 par value per share ("Common Stock"), constituting all of our voting stock. Holders of Common Stock are entitled to one (1) vote per share.

        The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

        The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. Ratification of the appointment of the independent registered public accountants and the approval of the amendment of the 2003 Director's Stock Option Plan each require the affirmative vote of a majority of shares of Common Stock voting on the matter.

        Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

        ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

        None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder's shares.

Stock Ownership of Certain Beneficial Owners and Managers

Stock Ownership of Directors and Executive Officers

        The following table sets forth the beneficial ownership of our Common Stock as of July 14, 2008 (i) by each current director or nominee for director, (ii) by each of the executive officers or former executive officers and (iii) by all directors and executive officers as of July 14, 2008 as a group:

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percentage of Outstanding Common Stock Beneficially Owned(3)
Ron Hadani	2,000,000	(4)	5.5%
Yoav M. Cohen	75,000	(5)	*
Carlos Babini	75,000	(6)	*
Mark S. Landman	156,062	(7)	*
Jitendra Patel	60,000	(8)	*
David W. Anderson	12,000	(9)	*
Kenneth W. Anstey	189,290	(10)	*
Warren Bielke	12,000	(11)	*
Katsumi Oneda	8,370,190	(12)	22.8%
Lewis C. Pell	8,257,702	(13)	22.5%
John J. Wallace	32,000	(14)	*
(All current directors and executive officers as a group 11 persons)		(15)	52.5%

*
Less than 1% of the shares of Common Stock outstanding

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Vision-Sciences, Inc., 40 Ramland Road South, Orangeburg, New York 10962.

(2)
Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned by each director, nominee for director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

(3)
The number of shares deemed outstanding includes 36,661,899 shares outstanding as of July 14, 2008 and any shares subject to stock options and warrants held by the person or entity in question that are currently exercisable or exercisable within 60 days after July 14, 2008.

(4)
All shares are subject to stock options currently exercisable.

(5)
All shares are subject to stock options currently exercisable.

(6)
All shares are subject to stock options currently exercisable.

(7)
Includes 149,062 shares subject to stock options currently exercisable or exercisable within 60 days after July 14, 2008.

(8)
Includes 56,250 shares subject to stock options currently exercisable or exercisable within 60 days after July 14, 2008.

(9)
All shares are subject to stock options currently exercisable.

(10)
Includes 28,000 shares subject to stock options currently exercisable.

(11)
Comprised of 12,000 shares subject to stock options currently exercisable.

(12)
Includes 37,500 shares and 47,500 shares held of record and beneficially owned by Mr. Oneda's son and daughter, respectively. Mr. Oneda disclaims beneficial ownership of these shares. Also includes warrants to purchase 92,593 common shares at $3.75 per share.

(13)
Includes 50,000 shares and 37,500 shares held of record and beneficially owned by Mr. Pell's wife and child, respectively. Mr. Pell disclaims beneficial ownership of these shares. Also includes warrants to purchase 92,593 common shares at $3.75 per share.

(14)
Comprised of 32,000 shares subject to stock options currently exercisable.

(15)
Includes, as to all directors and executive officers as a group, 2,796,998 shares subject to stock options and warrants that are currently exercisable or exercisable within 60 days after July 14, 2008. Also includes shares for which certain individuals have disclaimed beneficial ownership, as set forth in the above footnotes.

Stock Ownership of Certain Shareholders

        The following table sets forth the beneficial ownership of our Common Stock as of July 14, 2008 by each person who is known by us to beneficially own more than 5% of the outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock Beneficially Owned
NFS LLC	2,458,096	(1)	6.7%
SSB&T	2,209,340	(1)	6.0%
Capital World Investors	2,200,000	(2)	6.0%
Pentax Corporation.	2,000,000	(3)	5.5%

(1)
Based on Security Position Report provided by Broadridge Financial Solutions as of July 14, 2008.

(2)
Based solely on the Schedule 13G of Capital World Investors ("CWI"), filed on February 11, 2008 and the Schedule 13G/A of Capital Research and Management Company ("Capital Research") filed on February 13, 2008, CWI is an investment advisor, registered under Section 203 of the Investment Advisors Act of 1940, to SMALLCAP World Fund, Inc. ("SMALL CAP") and consequently has voting control and investment discretion over securities held by SMALLCAP. CWI, a division of Capital Research, disclaims beneficial ownership of the shares held by SMALLCAP. The mailing address of the beneficial owner is 333 South Hope Street, Los Angeles, CA 90071. According to the Schedule 13G/A of Capital Research, CWI makes independent investment and proxy voting decisions, and have begun filing separate ownership reports on Schedule 13G reflecting holdings in lieu of the Capital Research filing. Prior to February 13, 2008, Capital Research was reporting this interest in its name and disclaiming beneficial ownership.

(3)
Based on information provided by Pentax Corporation. Shares are held by in the name of Ashi Kogaku Kogyo Kabushiki Kaisha. The address for the beneficial owner is 2-36-9, Maeno-cho, Itabashi-Ku Tokyo 174-8639 Japan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, file with the Securities and Exchange Commission reports of initial ownership of our Common Stock and subsequent changes in that ownership and furnish to us copies of all forms they file pursuant to Section 16(a). A Form 3, each for a single transaction was not filed on a timely basis for each of Messrs. David Hanuka and Gideon Hirschmann. A Form 4, each for a single transaction covering the grant of stock options, was not timely filed for each of Mssrs. Kenneth W. Anstey, Warren L. Bielke, Ron Hadani, Yoav M. Cohen, Katsumi Oneda and John J. Wallace. Two Form 4s, covering fifteen acquisition transactions in the aggregate, were not timely filed for Mr. Lewis C. Pell. Five Form 4s covering nine discretionary sale transactions were not timely filed for Mr. Mark S. Landman. Each of these reports has now been filed. In making this disclosure, we have relied solely on a review of Forms 3, 4 and 5 furnished to us in fiscal 2008, any written representations from reporting persons and copies of the reports that they have filed with the SEC.

 MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class II Directors, whose terms expire at the 2008 Annual Meeting of Stockholders, three Class III Directors, whose terms expire at the 2009 Annual Meeting of Stockholders, and two Class I Directors, whose term expires at the 2010 Annual Meeting of Stockholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal). Once elected at the 2008 Annual Meeting, the term for the Class II directors will expire at the 2011 Annual Meeting of Stockholders (subject to the election of their successors and to their earlier, death, resignation or removal).

        The persons named in the enclosed proxy will vote for Ron Hadani and Katsumi Oneda as Class II Directors, unless authority to vote for the election of Messrs. Hadani and Oneda is withheld by marking the proxy to that effect. Messrs. Hadani and Oneda are currently Class II Directors of the Company. Messrs. Hadani and Oneda have indicated willingness to serve, if elected, but if either are unable or unwilling to stand for election, proxies may be voted for a substitute nominee or nominees designated by the Board of Directors.

        Listed below is the name and certain information with respect to each of our directors, including the nominees for Class II Directors.

Name	Class of Director	Age	First Became a Director
Lewis C. Pell	I	65	1987
John J. Wallace(1)(3)(4)	I	54	2001
Ron Hadani	II	52	2003
Katsumi Oneda	II	70	1987
David W. Anderson(2)(4)	III	55	2005
Kenneth W. Anstey(1)(2)(3)(4)	III	62	1993
Warren Bielke(l)(3)(4)	III	61	2005

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating Committee

(4)
Member is "independent" as defined by the listing standards of The Nasdaq Stock Market.

        Lewis C. Pell, a co-founder of the Company, has been Chairman of the Company since October 2005. Prior to that, Mr. Pell served as Vice-Chairman of the Board of Directors of the Company since May 1992. Mr. Pell is a founder or cofounder and director of several other privately held medical device companies.

        John J. Wallace, served as Chief Operating Officer of Nova Biomedical Corporation, a medical device company, from October 1991 through June 2007. Since April, 2007, Mr. Wallace has also been a director of Zoll Medical Corporation, a publicly held company that manufactures resuscitation devices and related software solutions. Mr. Wallace is a director of several private companies.

        Ron Hadani, has been our President and Chief Executive Officer since February 2003. He is also the Chief Executive Officer and a director of Machida (since 2003) and of BEST-DMS (since October 2007). From 2001 to February 1, 2003, Mr. Hadani was a self-employed consultant, working in various capacities with early-stage companies in the U.S. and Israel. From 1999-2001, he served as President of Kontron

Medical, LLC. From 1997-1999 he served as Divisional Vice President of U.S. Surgical, a division of Tyco International, Ltd., following the sale of his company Ultrasound Technologies to U.S. Surgical.

        Katsumi Oneda, a co-founder of the Company, was the Chairman of the Board of Directors of the Company from October 1993 to October 2005. From October 1993 through January 2003 he also served as President and Chief Executive Officer of the Company. He served as Vice-Chairman of the Board of Directors of the Company from May 1992 to October 1993, as Honorary Chairman of the Board of Directors from October 1991 to October 1993 and as Chairman of the Board of Directors from September 1990 to October 1991. Mr. Oneda is a director of a private company.

        David W. Anderson, has served as President, Chief Executive Officer and director of Gentis, Inc. since November 2004. Prior to that, Mr. Anderson was the President, Chief Executive Officer and director of Sterilox Technologies, Inc. from March 2000 to November 2004. Mr. Anderson is a director of Photomedex Inc., Inion Ltd. and several private companies.

        Kenneth W. Anstey, served as President and Chief Executive Officer of Coapt Systems, Inc., a developer of bioabsorbable implants from December 2002 until May 2007 and served as President and Chief Executive Officer of Oratec Interventions Inc., a publicly traded medical device company, from July 1997 through May 2002. Mr. Anstey is a director of several private companies.

        Warren Bielke, served as President and CEO of Vertebral Technologies, Inc., a developer of spinal implants from June 2005 until December 2007, and is now a director of that company. Prior to that, Mr. Bielke was self-employed as a consultant and investor with start-up businesses from September 1999 to June 2005. Mr. Bielke is a director of two other private companies.

        Executive officers of the Company are generally elected by the Board of Directors on an annual basis and serve at the Board's discretion. No family relationship exists among any of the executive officers or directors of the Company.

Board Structure, Committees of the Board and Meetings

        The Board of Directors met seven (7) times during the fiscal year ended March 31, 20008. Six incumbent directors attended at least 75% of the aggregate number of Board meetings, and at least 75% of the number of meetings held by all committees on which each such member served. Mr. Oneda attended 50% of the number of Board meetings; Mr Oneda does not serve on other Board committees. All members of the Board of Directors are expected to attend the 2008 Annual Meeting in person, and six members of the Board of Directors attended the last such meeting on August 21, 2007 in person.

Audit Committee

        We have a standing Audit Committee of the Board of Directors in accordance with the Securities Exchange Act, which reviews our independent registered public accountants' performance in the annual audit, reviews audit fees, reviews fees for the preparation of our tax returns, discusses our internal accounting control policies and procedures and considers and appoints our independent registered public accountants. The Audit Committee met six (6) times during the fiscal year ended March 31, 2008. The current members of the Audit Committee are Messrs. Anstey, Bielke and Wallace and each member is "independent" under the listing standards of The Nasdaq Stock Market. The Board of Directors has determined that Mr. Wallace is an "audit committee financial expert" on the Audit Committee within the meaning of the rules of the Securities and Exchange Commission.

Compensation Committee

        We have a standing Compensation Committee of the Board of Directors, which sets the compensation levels of our executive officers (subject to review by the Board of Directors), provides recommendations to the Board regarding compensation of our executive officers and our compensation programs, administers our 2000 and 2007 Stock Option Plans and our 2003 Director Plan (the "Plans") and authorizes option grants under the Plans to our employees. The Compensation Committee met five (5) times during the fiscal year ended March 31, 2008. The current members of the Compensation Committee are Messrs. Anderson and Anstey. Each of the members of Compensation Committee is "independent" under the listing standards of The Nasdaq Stock Market. The Compensation Committee does not maintain a separate charter.

        In the fiscal year ended March 31, 2008, and for the annual reviews of our executive officers effective April 2008, the Board of Directors did not modify or reject in any material way any action or recommendation of the Compensation Committee. In making decisions regarding executive compensation, the Compensation Committee considers the input of our other directors, including the input of our Chief Executive Officer, with respect to the compensation of our other executive officers. The compensation of our chief executive officer is recommended by the Compensation Committee without the Chief Executive Officer present during deliberations and voting.

Nominating Committee

        We have a standing Nominating Committee of the Board of Directors, which is currently composed of three directors, Messrs. Anstey, Bielke and Wallace. The Nominating Committee assists the Board by identifying individuals qualified to become Board members and recommends to the Board potential candidates for election as a director and nominees for each committee of the Board (other than the Nominating Committee). Each member of the Nominating Committee is "independent" under the listing standards of The Nasdaq Stock Market. Because there were no vacancies on the Board of Directors or any of the committees of the Board, the Nominating Committee did not meet during the fiscal year ended March 31, 2008.

        The Nominating Committee strives to select individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be the most effective, in conjunction with the other director nominees, in collectively serving the long-term interests of the stockholders. To this end, the Nominating Committee seeks director nominees with the highest professional and personal ethics and values, an understanding of the Company's business and industry, diversity of business experience and expertise, a high level of education and broad-based business acumen. The Nominating Committee also will consider any other factor which it deems relevant in selecting individuals as director nominees. The Nominating Committee will consider candidates recommended by the Company's stockholders and does not use different standards to evaluate nominees depending on whether they are proposed by the Company's directors and management or by the Company stockholders.

Committee Charters

        The Board has adopted and maintains an Audit Committee Charter which it reviews annually. The Board has adopted and maintains a Nominating Committee Charter. A copy of the Audit Committee Charter and the Nominating Committee Charter are available on the Company's website at www.visionsciences.com.

Stockholder Recommendations and Communications

        We have an unwritten policy with regard to stockholder recommendations. Stockholders may recommend candidates for the Board by writing to Vision-Sciences, Inc., Attn: Corporate Secretary, 40 Ramland Road South, Orangeburg, New York 10962. All stockholder recommendations that are received will be submitted to the Nominating Committee for review and consideration. Nominations of directors by stockholders will be considered and reviewed by the Nominating Committee, which will determine whether these nominations should be presented to the Board. Candidates are required to have the minimum qualifications described above that the Nominating Committee uses in its director recommendations.

        Stockholders may send communications to the Board or to one or more individual directors at any time. Stockholders should direct their communication to the Board or to the individual director(s), in care of our Corporate Secretary at our principal offices, 40 Ramland Road South, Orangeburg, New York 10962. Any stockholder communications that are addressed to the Board or specified individual directors will be delivered by our Corporate Secretary to the Board or such specified individual directors.

Director Compensation

        The following table sets forth certain information concerning the compensation of our Directors for the fiscal year ended March 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(6)	Total ($)
Ron Hadani(1)(2)(7)	$—	$—	$—
David Anderson(3)(5)(7)	$16,000	$3,420	$19,420
Kenneth W. Anstey(3)(4)(5)(7)	$17,700	$3,420	$21,120
Warren Bielke(3)(4)(5)(7)	$17,000	$3,420	$20,420
Katsumi Oneda(8)	$9,500	$—	$9,500
Lewis C. Pell(1)(5)	$—	$—	$—
John J. Wallace(3)(4)(5)(7)	$17,500	$3,420	$20,920

(1)
Messrs. Hadani and Pell do not receive any compensation in their capacity as our Directors, with the exception of reimbursement of Company-related travel expenses.

(2)
See the "Summary Compensation Table" below for disclosure of compensation as an executive officer.

(3)
Messrs. Anderson, Anstey, Bielke, Oneda and Wallace receive an annual Director's fee, payable quarterly, in the amount of $16,000, $17,700, $17,000, $9,500 and $17,500, respectively, and are also reimbursed for certain Company-related travel expenses.

(4)
Until December 2007, members of the Audit Committee received $500 for each Audit Committee meeting attended. Effective January 2008, Audit Committee members recive $750 for each meeting attended.

(5)
Mr. Pell is an employee of the Company and received $109,200 as compensation as an employee in the fiscal year ended March 31, 2008.

(6)
The amounts in this column reflects the expenses related to options granted to the Company's directors recognized in the Company's Fiscal Year 2008 (FY 08) financial statements pursuant to Statement of Financial Accounting Standards No. 123R. Please refer to note (8) below for additional information.

(7)
At March 31, 2008, Mr. Hadani had 2,000,000 options outstanding, Mr. Anderson had 12,000 options outstanding, Mr. Anstey had 28,000 options outstanding, Mr. Bielke had 12,000 options outstanding and Mr. Wallace had 32,000 options outstanding.

(8)
The Board of Directors recognized Mr. Oneda as an independent director effective April 1, 2007. Mr. Oneda recived his FY 08 automatic grant of an option to purchase 4,000 shares of common stock in Fiscal 2009 ("FY 09"), and therefore we did not recognize an expense for these option on our FY 08 financial statements pursuant to Statement of Financial Accounting Standards No. 123R.

        The 2003 Director Stock Option Plan (the "2003 Director Plan") provides for the grant of non-statutory stock options (collectively "Director Options") to our directors who are not our employees or any of our subsidiaries (collectively "Outside Directors"). No discretionary options or other awards can be granted under the 2003 Director Plan; rather, Director Options to purchase 4,000 shares (prior to the amendment proposed below and 10,000 shares after giving effect to the amendment proposed below) of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations or other similar changes in capitalization) will be granted automatically (i) to each person who becomes an Outside Director after the date the 2003 Director Plan was approved by the stockholders of the Company and (ii) to each Outside Director on each date on which our annual meeting of the stockholders held, provided that such Outside Director does not then hold any options under the 1993 Director Option Plan that have not vested as of such date.

        In August 2006 and August 2007, each non-employee director received a grant of Director Options to purchase 4,000 shares of Common Stock. The exercise price per share of any Director Option was the fair market value of one share of Common Stock on the date of grant. While the Company's stock is listed on a national securities exchange or other nationally recognized trading system such as the Nasdaq Stock Market, this will be the closing price per share of the Company's Common Stock on the trading day of the Annual Shareholders Meeting. Each Director Option shall be fully vested and exercisable in full on the date of grant. Director Options are exercisable until the tenth anniversary of the date of grant.

        On January 15, 2008, the Board approved an increase in the compensation payable to the Outside Directors. From and after January 15, 2008, each Outside Director will receive $2,000 for attendance at each in-person meetings of the Board, $500 for attendance at telephonic meetings of the Board, and $750 for each Audit Committee meeting and each Compensation Committee meeting attended by any Outside Director. In addition, the Board approved, subject to shareholder approval, an amendment to the 2003 Director Stock Option Plan, which increased in the number of options to purchase Common Stock issuable to Outside Directors from 4,000 to 10,000 for each year served on the Board ("Director's Options"), such grant to be made effective the date of our annual meeting of shareholders. See Proposal 3, below: Approval to Amend the Company's 2003 Director Stock Option Plan.

Executive Compensation and Other Information

  Summary Compensation

        The following table sets forth certain information concerning the compensation, for the last two fiscal years, for (i) our Chief Executive Officer at March 31, 2008 and (ii) two of of our most highly compensated other executive officers at March 31, 2008, (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)
Ron Hadani,	2008	$277,917	$87,000	$66,294	$—
President and Chief Executive	2007	$278,994	$7,115	$341,127	$3,300
Officer
Yoav M. Cohen,	2008	$196,694	$41,000	$145,551	$—
Chief Financial Officer and Secretary	2007	$96,175	$—	$16,683	$643
Carlos Babini,	2008	$213,583	$69,900	$152,221	$0
Executive Vice President, Chief Sales	2007	$—	$—	$—	$—
and Marketing Officer(3)

(1)
The amounts included in the "Option Awards" column represents the compensation cost recognized for FY 08 related to option awards pursuant to Statement of Accounting Standards No. 123R.

(2)
Consists of Company contributions to our 401(k) Plan. In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits in an aggregate amount that is less than $10,000 is not disclosed. For FY 08, the Company did not yet make its 401(k) contribution. Past annual matching was 0.25% for each 1.0% of salary invested by the employee in the Company's 401(k) plan, up to a maximum of 6.0% of the employee's annual salary. The total estimated Company contribution amount is $5,161, which is expected to be paid in the second quarter of our FY 09.

(3)
Mr. Babini joined the Company in April, 2007 and received no compensation in fiscal 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth certain information concerning unexercised options that have been granted to each Named Executive Officer and that are outstanding as of March 31, 2008.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date
Ron Hadani	400,000	400,000	(1)	$1.05	2/1/2013
	480,000	480,000	(1)	$1.04	6/6/2013
	720,000	720,000	(1)	$1.09	6/6/2013
	400,000	400,000	(1)	$1.44	1/19/2017
Yoav M. Cohen	37,500	112,500	(2)	$1.34	9/25/2016
	37,500	312,500	(3)	$1.10	4/4/2017
Carlos Babini	75,000	425,000	(2)	$1.12	4/25/2013

(1)
All options are fully vested.

(2)
Vests ratably over four 4 years.

(3)
Vests over a period of between four and six years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Mssrs. Hadani and Cohen are entitled to receive certain severance payments upon termination of employment without cause, or following a change in control, as more fully described under "Agreements with Directors and Named Executive Officers". In the case Messrs. Hadani and Cohen, they would be entitled to severance payments in an amount equal to up to twelve months of their respective salaries. Any such payments would be paid pursuant to our normal payroll practices.

Agreements with Directors and Named Executive Officers

        We entered into a letter agreement with Mr. Hadani on January 24, 2003, which was amended as of April 4, 2007, with respect to the terms of Mr. Hadani's employment as our President and Chief Executive Officer. Under the agreement, Mr. Hadani's annual base salary is set at $290,000, subject to annual review (in April 2008, the Compensation Committee increased Mr. Hadan's base salary to $315,000 as part of his annual review). In addition, on January 19, 2007, we agreed to grant to Mr. Hadani additional options to purchase 400,000 shares of our Common Stock at an exercise price equal to the closing price of the Common Stock on the third business day after the announcement of the Medtronic Transaction. The option with respect to 350,000 of our shares of Common Stock vested upon the closing of the sale of certain of our assets to Medtronic Xomed, Inc. with respect to our ENT EndoSheath® business. The remaining amount of these options were vested upon the commercial launch of our videoscope product line, which occurred in the first quarter of our FY 09. In addition, the agreement letter provides that Mr. Hadani will receive up to twelve months severance upon his termination of employment without cause or following a change of control.

        We entered into a letter agreement with Mr. Cohen on September 25, 2006, which was amended as of April 4, 2007, pursuant to which Mr. Cohen was named our Chief Financial Officer, effective January 1, 2007. Under the agreement letter, Mr. Cohen's annual base salary is set at $205,000, subject to annual review (in April 2008, the Compensation Committee increased Mr. Cohen's base salary to $213,200 as part of his annual review). In addition, on April 4, 2007, we agreed to grant Mr. Cohen options to purchase an additional 350,000 shares of our Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant. Under the agreement letter, Mr. Cohen is entitled to severance payments equal to up to twelve months of his salary if we terminate his employment without cause or following a change of control.

        We entered into a letter agreement with Mr. Babini effective April 17, 2007, pursuant to which Mr. Babini's base salary is set at $233,000, subject to annual review (in April 2008, the Compensation Committee increased Mr. Babini's base salary to $242,320 as part of his annual review). In addition, the Company agreed to grant Mr. Babini an option to purchase 500,000 shares of our Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant.

        Mr. Pell, one of our founders and a member of the Board of Directors, is an employee of the Company and received a salary of $l09,270 in the fiscal year ended March 31, 2008.

        Under the terms of an agreement between the Company and Mr. Oneda, one of the Company's founders and a member of the Board of Directors, Mr. Oneda agreed to eliminate his salary effective September 30, 2005. In addition, the Company and Mr. Oneda agreed to pay Mr. Oneda $120,000 annually until the compensation accrued but unpaid to Mr. Oneda from October 1995 through December 2001 was fully paid. The Company made a final payment of $185,551 to Mr. Oneda in the first quarter of fiscal year 2008.

Certain Relationships and Related Transactions

        In the fiscal year ended March 31, 2008, the Company purchased approximately $941,000 of flexible endoscope components from a subsidiary of Pentax Corporation ("Pentax"), pursuant to a March 16, 1992, as amended, supply agreement between the Company and Pentax. Pentax is the record and beneficial holder of 5.5% of our outstanding Common Stock.

        On June 19, 2008 we entered into a Development and Supply Agreement (the "SpineView Agreement"), pursuant to which we are to develop and supply a CCD-based video endoscope to SpineView for use with SpineView's products. SpineView is engaged in the development and manufacture of miniature, minimally invasive, disposable spine surgery devices that include reusable endoscopes for visualization and image guidance. SpineView agreed to pay us $225,000 for certain non-recurring engineering costs, and to reimburse us for up to $40,000 of our out-of-pocket costs. As part of the SpineView Agreement, SpineView placed an initial firm order (subject to the completion of certain milestones and delivery of a prototype) for 50 video endoscopes at a purchase price of $27,000 per unit (the "Initial Order"), for a total of $1,350,000. Following delivery of the Initial Order, SpineView shall submit a forecast for the following 12 months, of which the first six months will be considered a firm order at a price of $23,500 per video endoscope. Payment for certain of these items is subject to the closing of certain of SpineView's fundraising activities. We are also to be the exclusive supplier to SpineView of visualization means for use with some future SpineView products.

        The initial term of the SpineView Agreement is for four years from the date of delivery of the Initial Order, and will automatically renew for successive one year periods, unless either party gives the other notice of its intention not to renew.

        Mr. Lewis C. Pell, the chairman of our board of directors (our "Board"), is the chairman of the SpineView board of directors and an investor in SpineView. Mr. Ron Hadani, our president and chief executive officer and a member of our Board, and Mr. Katsumi Oneda, a member of our Board, are also investors in SpineView. Messrs Pell, Hadani and Katsumi hold approximately 24%, 0.2% and 4% of SpineView's outstanding shares, respectively. Our policy with respect to transactions in which any of our directors or officers may have an interest, requires that such transaction (a) be on terms no less favorable to us than could be obtained from unaffiliated third parties and (b) be approved by a majority of the uninterested, outside members of the Board.

        At a Board meeting held on May 29, 2008, the Board reviewed the terms of the final draft of the SpineView Agreement, outside of the presence of Mr. Pell, Mr. Oneda and Mr. Hadani. The remaining (uninterested) members of our Board determined that the SpineView Agreement was fair, properly negotiated, and would be at least as favorable to us as could have been obtained from unaffiliated third parties, and accordingly, after discussion, it was approved.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of our Board of Directors is composed of three members of the Board and acts under a written charter first adopted and approved in March 2000. A copy of the Audit Committee Charter is available on our website at www.visionsciences.com. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market and Securities and Exchange Commission. The current members of the Audit Committee are Kenneth W. Anstey, Warren Bielke (Chairman) and John J. Wallace. Our Board of Directors has determined that Mr. Wallace is an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission.

        The Audit Committee reviewed our audited financial statements for the fiscal year ended March 31, 2008 and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Our independent registered public accountants are responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, internal accounting and financial personnel and the independent registered public accountants, the following:

  •
  the plan for, and the independent registered public accountant's report on, each audit of our financial statements;

  •
  our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

  •
  changes in our accounting practices, principles, controls or methodologies;

  •
  significant developments or changes in accounting rules applicable to the Company; and

  •
  the adequacy of our internal controls and financial personnel.

        Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

        The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards ("SAS") 61, as amended, Communications with Audit Committees with BDO Seidman, LLP, our independent registered public accountants. SAS 61 requires our independent registered public accountants to discuss with our Audit Committee, among other things, the following:

  •
  methods to account for significant or unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accountant's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Our independent registered public accountants also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Independence Standards Board Standard No. 1 requires registered public accountant's annually to disclose in writing all relationships that in the registered public accountant's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent registered public accountant's the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent registered public accountant's provision of the other, non-audit related services to the Company that are referred to in "Auditors Fees and Services" is compatible with maintaining such registered public accountant's independence.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent registered public accountants, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2008 for filing with the SEC.

                      AUDIT COMMITTEE

                      Warren L. Bielke, Chairman
                      Kenneth W. Anstey
                      John J. Wallace

Auditor Fees and Services

        The table below summarizes the audit fees billed to the Company and its consolidated subsidiaries during each of our two most recent fiscal years.

	Year Ended March 31, 2007		Year Ended March 31, 2008
	Amount	Percentage	Amount	Percentage
Audit Fees(1)	$211,331	88%	$235,800	86%
Audit-Related Fees(2)	12,200	5	4,100	2
Tax Fees(3)	14,600	6	22,239	8
All Other Fees	2,093	1	11,732	4

Total	$240,224	100%	$273,871	100%

(1)
"Audit Fees" are fees related to services rendered by our independent registered public accountants for the audit of annual financial statements and review of the quarterly financial statements as well as for those services that are normally provided by the accountant in connection with statutory and regulatory filings.

(2)
"Audit-Related Fees" are fees related to due diligence investigations and to other assignments relating to internal accounting functions and procedures, and financial reporting not otherwise covered by "Audit Fees".

(3)
"Tax fees" are fees for professional services rendered by our independent registered public accountants for tax compliance, tax advice and tax planning on actual or contemplated transactions.

  Audit Committee's pre-approval policies and procedures

        The Audit Committee of our Board of Directors chooses and engages our independent registered public accountants to audit our financial statements. In April 2004, our Audit Committee adopted a policy requiring management to obtain the Audit Committee's approval before engaging our independent registered public accountants to provide any audit or permitted non-audit services to the Company or its subsidiaries. This policy, which is designed to assure that such engagements do not impair the independence of our independent registered public accountants requires the Audit Committee to pre-approve annually various audit and non-audit services that may be performed by our independent registered public accountants.

        Our Chief Financial Officer reviews all management requests to engage our independent registered public accountants to provide services and approves the request if the requested services are of the type pre-approved by the Audit Committee. We inform the Audit Committee of these approvals at least quarterly. Services of the type not pre-approved by the Audit Committee require pre-approval by the Audit Committee on a case-by-case basis, subject to exceptions permitted by law. The Audit Committee is not permitted to approve the engagement of our independent registered public accountants for any services that fall into a category of services that is not permitted by applicable law or if the services would be inconsistent with maintaining the registered public accountant's independence. All of the services performed by the independent registered public accountants in FY 08 were pre-approved by the Audit Committee and, thus, the Company did not rely on any such exception to the pre-approved requirements.

Code of Ethics

        The Board adopted a Code of Ethics in 2004, which was amended in 2007, which is intended to serve as a set of guiding principles to promote integrity and compliance with the law in the conduct of our business. The Code of Ethics applies to all directors, officers and employees, including our Chief

Executive Officer and Chief Financial Officer. At a recent meeting, our Board approved a nonmaterial change to the Code of Ethics. The Code of Ethics may be obtained free of charge by writing to Vision-Sciences, Inc., Attn: Chief Financial Officer, 40 Ramland Road South, Orangeburg, New York 10962.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has selected and recommends the firm of BDO Seidman, LLP ("BDO Seidman") as our independent registered public accountants for the current fiscal year. BDO Seidman has served as our independent registered public accountants beginning in the fiscal year ended March 31, 2003. Although stockholder approval of the Board of Directors' selection of BDO Seidman is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

        Representatives of BDO Seidman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE
COMPANY'S 2003 DIRECTOR STOCK OPTION PLAN

        On July 2, 2003, our Board of Directors adopted, subject to stockholder approval, the 2003 Director Stock Option Plan (the "2003 Director Plan"). Up to 200,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) was to be issued pursuant to options granted under the 2003 Director Plan. The 2003 Director Plan was intended to replace the 1993 Director Plan, which expired. At its annual meeting held on, July 24, 2003, our shareholders approved the 2003 Director Plan.

        On January 15, 2008, our Board of Directors, as described above, approved an increase in the compensation payable to directors who are not employees of the Company or any subsidiary of the Company (the "Outside Directors"). The Board also approved, subject to shareholder approval, an amendment to the 2003 Director Option Plan, to increase the number of options to purchase Common Stock issuable to Outside Directors from 4,000 to 10,000 for each year served on the Board ("Director's Options") and to increase the maximum aggregate number of options available under the 2003 Director Plan from 200,000 to 450,000.

        The Board of Directors believes that our future success depends, in large part, upon our ability to attract and retain outside directors, and that the amendment proposed below is consistent with the option grants provided by other, similarly situated companies. Accordingly, the Board of Directors believes adoption of this Amendment to the 2003 Director Plan is in the best interests of the Company and its stockholders.

  Summary of the 2003 Director Plan

        A brief summary of our 2003 Director Plan is below. A more complete summary and the full text of the 2003 Director Plan, are included in our Schedule 14A filed with the SEC on June 30, 2003. Our SEC filings may be found online at the SEC's EDGAR website at http://www.sec.gov.

  Description of Options

        The 2003 Plan provides for the grant of nonstatutory stock options (collectively "Director Options") to Outside Directors. No discretionary options or other awards can be granted under the 2003 Director Plan; rather, Director Options to purchase 4,000 shares (before the amendment proposed below and

10,000 shares after giving effect to the proposed amendment) of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations or other similar changes in capitalization) will be granted automatically (i) to each person who becomes an Outside Director after the date the Plan is approved by the stockholders of the Company and (ii) to each Outside Director on each date on which an annual meeting of the stockholders of the Company is held, provided that such Outside Director does not then hold any options under the 1993 Director Plan that have not vested as of such date.

        The exercise price per share of any Director Option is the fair market value of one share of Common Stock on the date of grant. While the Company's stock is listed on a national securities exchange or other nationally recognized trading system such as the Nasdaq SmallCap Market, this will be the closing price per share of the Company's Common Stock on the trading day immediately preceding the date of grant.

        Each Director Option shall be fully vested and exercisable in full on the date of grant. Director Options are exercisable until the tenth anniversary of the date of grant.

  Stock Available for Director Options

        A maximum of 200,000 shares (before the amendment proposed below, and 450,000 shares after giving effect to the proposed amendment) of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations or other similar changes in capitalization) may be issued under the 2003 Director Plan. If any Director Option expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Director Option will again be available for grant under the 2003 Director Plan.

  Eligibility to Receive Director Options

        All Outside Directors are eligible to participate in the 2003 Director Plan, which now includes Messrs. Anstey, Anderson, Bielke, Oneda, and Wallace.

        Options granted under the 2003 Director Plan will be granted at a price equal to 100% of the fair market value of a share of Common Stock on the date of grant.

        The table set forth below shows the effect of the proposed amendment

Plan Benefits: 2003 Director Plan, as Proposed to be Amended

Outside Director	Number of Options To Be Granted in 2008	Estimated Dollar Value(1)
David Anderson	10,000	$26,085
Kenneth W. Anstey	10,000	$26,085
Warren Bielke	10,000	$26,085
Katsumi Oneda	10,000	$26,085
John J. Wallace	10,000	$26,085

(1)
Using the Black-Scholes model, the estimated value assumed a grant price of $3.79, which is the closing price of our shares of July 14, 2008.

  Text of Proposed Amendments:

        To delete Section 4 of the 2003 Director Plan and replace it with the following:

      "4.    Stock Available for Options

              The maximum number of shares of common stock, $.01 par value per share, of the Company (the "Common Stock") issuable under the Plan shall be 450,000, subject to adjustment in accordance with Section 6. If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan. Options shall be non-statutory stock options not entitled to treatment as incentive stock options under the Code.

        To delete Subsection 5(a) of the 2003 Director Plan and replace it with the following:

      5.    Terms, Conditions and Form of Options

              (a)    Automatic Grant.    An Option (an "Option" and collectively, "Options") to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Section 6) shall be granted automatically (i) to each person who becomes an Outside Director after the date the Plan is approved by the stockholders of the Company upon his or her election of the Board and (ii) to each Outside Director on each date on which an annual meeting of the stockholders of the Company is held."

        The Board of Directors favors a vote FOR the approval of the Amendment to the Director Stock Option Plan.

OTHER MATTERS

        The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        This solicitation of proxies is made on our behalf and we will bear all costs of solicitation. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, fax and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

Householding of Annual Proxy Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: 40 Ramland Road South, Orangeburg, New York 10962, Telephone: (845) 365-0600, Attention: Yoav M. Cohen. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Stockholder Proposals

        We must receive proposals of stockholders intended to be presented at our 2009 Annual Meeting of Stockholders at our principal office in Orangeburg, New York not later than March 29, 2009.

        If a stockholder of the Company wishes to present a proposal at the 2009 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must give written notice to the Company at its principal office in Orangeburg, New York not later than June 15, 2009.

Incorporation by Reference

        In our filings with the Securities and Exchange Commission, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, which information should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K for the year ended March 31, 2008, and any amendments thereto, is incorporated herein by reference. Based upon Securities and Exchange Commission regulations, each of the Compensation Committee report and the report of the Audit Committee is not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission, other than our Annual Report on Form 10-K. This proxy statement is sent to you as part of the proxy materials for the 2008 Annual Meeting of Stockholders. We will provide you, upon request and without charge, a copy of all information incorporated by reference in this proxy statement by first class mail or other equally prompt means within one business day of such request. Requests should be made to Vision-Sciences, Inc., 40 Ramland Road South, Orangeburg, New York 10962, Telephone: (845) 365-0600 Attention: Yoav M. Cohen. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

By Order of the Board of Directors,
/s/ LEWIS C. PELL Lewis C. Pell, Chairman

July 21, 2008

        THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

PROXY	VISION-SCIENCES, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 28, 2008

The undersigned, revoking all prior proxies, hereby appoint(s) Lewis C. Pell and Yoav M. Cohen, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Vision-Sciences, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at NASDAQ MarketSite, at 4 Times Square (Broadway, at the corner of 43rd Street), New York, NY 10036, on August 28, 2008 at 10:30 a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

TO BE SIGNED ON REVERSE SIDE

(1)
To elect the Class II Directors listed below:

Nominees:	Katsumi Oneda
Ron Hadani

☐    FOR the nominees        ☐    WITHHOLD AUTHORITY to vote for the nominees

☐    FOR, except vote withheld from the following nominee:

☐    FOR        ☐     AGAINST        ☐    ABSTAIN

(2)
To ratify the selection of BDO Seidman, LLP as the Company's independent registered public accountants.

☐    FOR        ☐     AGAINST        ☐    ABSTAIN

(3)
To amend our 2003 Director Stock Option Plan to increase the number of options granted to Directors under the Plan and the number of options available under the Plan.

☐    FOR        ☐     AGAINST        ☐    ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Signature:	Signature:
Date:	Date:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROXY STATEMENT For the Annual Meeting of Stockholders To Be Held on August 28, 2008
MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2003 DIRECTOR STOCK OPTION PLAN